Exhibit 10.14

MANAGEMENT RESTRUCTURING AGREEMENT

THIS MANAGEMENT RESTRUCTURING AGREEMENT (the “Agreement”) is made and entered into as of this          day of                     , 2004, by and between MHI Hospitality TRS, LLC, a Delaware limited liability company (hereinafter referred to as “Lessee”), MHI Hotels Services LLC, a Virginia limited liability company (hereinafter referred to as “Existing Manager”), and MHI Hospitality, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS:

A.        The Partnership is the operating partnership of MHI Hospitality Corporation, a Maryland corporation which will seek to qualify as a real estate investment trust for federal income tax purposes (the “REIT”), and the REIT intends to complete an underwritten public offering of shares of its common stock (the “IPO”).

B.        Capitol Hotel Associates L.P., L.L.P., a Virginia limited liability partnership (“Capitol”), owns the hotel known as the Holiday Inn Downtown (the “Holiday Inn Downtown”) located at 814 Capitol Landing Road, Williamsburg, Virginia, and, pursuant to that certain management agreement (the “Williamsburg Management Agreement”) dated February 18, 1986 by and between Capitol and Existing Manager, as assignee, Existing Manager operates and manages said hotel;

C.        Capitol owns the hotel known as the Hilton Wilmington Riverside (the “Hilton Wilmington Riverside”) located at 301 North Water Street, Wilmington, North Carolina, and, pursuant to that certain management agreement (the “Wilmington Management Agreement”) dated January 1, 1992 by and between Capitol and Existing Manager, as assignee, Existing Manager operates and manages said hotel;

D.        Brownestone Partners, LLC, a North Carolina limited liability company (“Brownestone”), owns the hotel known as the Holiday Inn Brownstone (the “Holiday Inn Brownstone”) located at 1707 Hillsborough Street, Raleigh, North Carolina, and, pursuant to that certain management agreement (the “Raleigh Management Agreement”) dated as of August 31, 1998 by and between Brownestone and Existing Manager, as assignee, Existing Manager operates and manages said hotel;

E.        Savannah Hotel Associates, LLC, a Virginia limited liability company (“Savannah”), owns the hotel known as the Hilton Savannah DeSoto (the “Hilton Savannah DeSoto”) located at 15 East Liberty Street, Savannah, Georgia, and, pursuant to that certain management agreement (the “Savannah Management Agreement”) dated as of May 2, 1996 by and between Savannah and Existing Manager, as assignee, Existing Manager operates and manages said hotel;

F.        Elpizo Limited Partnership, a Pennsylvania limited partnership (“Elpizo”), owns the hotel known as the Philadelphia Airport Hilton (the “Philadelphia Airport Hilton”) located at 4509 Island Avenue, Philadelphia, Pennsylvania, and, pursuant to that certain management agreement (the “Philadelphia Management Agreement”) dated as of August 10, 1994 by and between Elpizo and Existing Manager, as assignee, Existing Manager operates and manages said hotel;

G.        The Williamsburg Management Agreement, the Wilmington Management Agreement, the Raleigh Management Agreement, the Savannah Management Agreement and the Philadelphia Management Agreement are collectively referred to as the “Existing Management Agreements” and the Holiday Inn Downtown, the Hilton Wilmington Riverside, the Holiday Inn Brownestone, the Hilton Savannah DeSoto, the Philadelphia Airport Hilton (as defined below) are collectively referred to as (the “Existing Managed Hotels”);

H.        Accord LLC, a Maryland limited liability company (“Accord”), owns the hotel known as the Best Western Maryland Inn (the “Maryland Inn”) located at 15101 Sweitzer Lane, Laurel, Maryland, and West Laurel Corporation, a Maryland corporation (“West Laurel”), is the lessee of certain restaurant facilities located at said hotel;

I.        Subject to the consummation of the IPO, Elpizo and its affiliate, Phileo Land Corporation, a Delaware corporation, will contribute to a subsidiary of the Partnership the Philadelphia Airport Hilton (the “Philadelphia Contribution”) and will assign to Lessee the Philadelphia Management Agreement;

J.        Subject to the consummation of the IPO, Accord and West Laurel will sell to a subsidiary of the Partnership the Maryland Inn (the “Maryland Contribution”);

K.        Subject to the consummation of the IPO, the Partnership will acquire all of the issued and outstanding ownership interests of Capitol, all of the issued and outstanding ownership interests of Savannah and all of the issued and outstanding ownership interests of Brownestone (collectively, and together with the Philadelphia Contribution and the Maryland Contribution, the “Contribution Agreements”);

L.        Subject to and concurrent with the consummation of the IPO, and subject to the transactions specified in the Contribution Agreements and the terms and conditions of this Agreement, the Partnership desires to assign, and the Lessee desires to assume, the Existing Management Agreements; and

M.        Subject to the terms and conditions of this Agreement, including, without limitation, the payment of Two Million Dollars to the Existing Manager and the entry into of a strategic alliance agreement, a form of which is attached hereto as Exhibit A (the “Strategic Alliance Agreement”), under which Existing Manager will have the right to manage and operate any future hotels which may be acquired by the REIT or the Partnership and will refer to the REIT and the Partnership, on an exclusive basis, any hotel investment opportunity that is presented to Existing Manager, the Existing Manager and the Lessee desire to restructure, amend and restate each of the Existing Management Agreements effective as of the consummation of the IPO and enter into a management agreement on substantially the terms and conditions set forth in a master management agreement attached hereto as Exhibit B (the “Amended and Restated Management Agreement”).

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

RESTRUCTURING OF MANAGEMENT AGREEMENTS

1.1        Assignment of Existing Management Agreements. Subject to the consummation of the IPO and the terms and conditions of this Agreement, the Partnership hereby agrees to cause subsidiaries of the Partnership to assign, transfer, convey and deliver to Lessee all of their right, title and interest in, to and under each of the Existing Management Agreements. Lessee agrees to then accept such assignment, transfer, conveyance and delivery of all of such subsidiaries of the Partnership’s right, title and interest in, to and under each of the Existing Management Agreements.

1.2        Amendment and Restatement of Management Agreements. Subject to the terms and conditions of this Agreement, Lessee and Existing Manager agree that: (i) all of the Existing Management Agreements shall be restructured and amended and consolidated into a single master agreement reflecting the terms and conditions pursuant to which Existing Manager will provide management services for each of the Existing Managed Hotels and the Maryland Inn and (ii) that the restructured, amended and restated management agreement applicable to each of the Existing Managed Hotels and the Maryland Inn from and after the date of the consummation of the IPO shall be in the form of Exhibit B attached hereto.

ARTICLE II

STRATEGIC ALLIANCE AGREEMENT

2.1        Strategic Alliance Agreement. Subject to the consummation of the IPO, the Partnership, the REIT and the Existing Manager agree to enter into a Strategic Alliance Agreement on the terms and conditions set forth in Exhibit A hereto.

ARTICLE III

RESTRUCTURING FEE

3.1        Restructuring Fee. Subject to the consummation of the IPO, the Partnership agrees to pay Existing Manager the sum of Two Million Dollars ($2,000,000) at or about the time of the consummation of the IPO in consideration of Existing Manager’s agreement to restructure and amend the Existing Management Agreements pursuant to the terms and conditions hereof.

ARTICLE IV

MISCELLANEOUS

4.1        Entire Agreement. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement among the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

4.2        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of Maryland without regard to the principles of conflicts of laws thereof.

4.3        Amendments and Waivers. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification. No provision hereof may be waived except by a writing signed by the party against whom any such waiver is sought. The waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

4.4        Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of each other party to this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

4.5        Third Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third-parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

4.6        Titles and Headings. Titles and headings to articles and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

4.7        Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

4.8        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall be deemed one and the same Agreement.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Management Restructuring Agreement to be executed by their duly authorized officers, as of the date first above written.

EXISTING MANAGER:

MHI HOTELS SERVICES LLC, a Maryland limited liability company

By:
Kim E. Sims

LESSEE:

MHI HOSPITALITY TRS, LLC, a Delaware limited liability company

By:
Andrew M. Sims

PARTNERSHIP:

MHI HOSPITALITY TRS, LLC, a Delaware limited liability company

By:	MHI Hospitality Corporation, its General Partner

By:
Andrew M. Sims President and Chief Executive Officer